UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2015
Date of Report
(Date of earliest event reported)

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08929 (Commission File Number)	94-1369354 (IRS Employer Identification No.)

551 Fifth Avenue, Suite 300

New York, New York

10176
(Address of principal executive offices, including zip code)

(212) 297-0200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Transition

Departure of Principal Executive Officer

On January 12, 2015, ABM Industries Incorporated (the “Company”) announced that, effective March 31, 2015, Henrik C. Slipsager will step down from his current position as the Company’s President and Chief Executive Officer. Mr. Slipsager will provide senior advisory consulting services to the Company through September 30, 2015, subject to extension for an additional period of between three and six months upon the agreement of the parties (such period of service, the “Transition Period”). Mr. Slipsager will not stand for re-election to the Company’s Board of Directors (the “Board”) when his current term expires at the Company’s 2015 Annual Meeting of Shareholders.

Mr. Slipsager’s departure from the Company will generally be governed by the terms of his amended and restated employment agreement and other related compensation arrangements and benefit plans. In addition, the Company entered into a letter agreement with Mr. Slipsager confirming his severance under these arrangements and providing, among other things, that he will be entitled to receive a fixed fee at a rate of $20,000 per month, plus reimbursement of reasonable costs and expenses related to the consulting services provided to the Company during the Transition Period. Mr. Slipsager will not be entitled to any other annual cash incentive bonus, or any further pro-rated vesting of equity awards or other vesting credit after March 31, 2015. During the Transition Period, Mr. Slipsager’s consulting services to the Company may be terminated by Mr. Slipsager or by the Company with or without just cause. In the event Mr. Slipsager’s consulting services are terminated during the Transition Period, he shall only be entitled to compensation through his last day of service. Mr. Slipsager has agreed to sign customary releases in connection with his departure.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Mr. Slipsager’s amended and restated employment agreement has been previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to the Company’s current report on Form 8-K filed on July 18, 2013 (File No. 001-08929) and the material terms of the termination provisions in Mr. Slipsager’s amended and restated employment agreement and other compensation arrangements are described on pages 45 - 46 and 52 - 57 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 4, 2014, which such amended and restated employment agreement and description are incorporated herein by reference.

Appointment of Principal Executive Officer

In connection with the departure of Mr. Slipsager, the Company also announced that the Board has appointed Scott Salmirs to become the Company’s President and Chief Executive Officer, effective March 31, 2015. Mr. Salmirs, age 52, joined the Company in 2003 and currently serves as Executive Vice President of the Company and has global responsibility for its aviation division and all international activities. Until December 2014, Mr. Salmirs led the Company’s Onsite services division focused on the Northeast. Prior to the Company, Mr. Salmirs was a Senior Vice President at Lehman Brothers responsible for its North American Facilities Group. He previously served in leadership positions in the Facilities Groups at Goldman Sachs and CBRE.

In connection with his appointment as the Company’s President and Chief Executive Officer, on January 12, 2015, the Company and Mr. Salmirs entered into an executive employment agreement. The executive employment agreement, effective as of March 31, 2015, has a term ending October 31, 2017, unless sooner terminated under the terms of the executive employment agreement. Mr. Salmirs’ initial base salary under the executive employment agreement will be $760,000. In addition, under the terms of the executive employment agreement, Mr. Salmirs is eligible for an annual bonus of up to 185% of his base salary, subject in all cases to achievement of the applicable performance conditions, and is eligible to participate in the Company’s long-term equity incentive plans. Mr. Salmirs will also be entitled to receive certain post-termination payments and benefits under the Company’s benefit plans, including certain post-employment health insurance assistance payments.

If Mr. Salmirs’ employment during the term is terminated by the Company without “Just Cause,” as defined in the executive employment agreement, Mr. Salmirs will be entitled to receive two times the sum of his base salary and target bonus, payable in equal installments during the 24 month period following the date of termination, a lump sum payment equal to a pro-rated portion of his annual bonus for the year of termination, based on the performance of the Company for that year, and certain post-employment health insurance assistance payments.

If Mr. Salmirs’ employment terminates at the expiration of the term and the Company has not offered to renew upon materially similar terms and conditions (a “qualified expiration of term”), Mr. Salmirs will be entitled to receive one times the sum of his base salary and target bonus, subject to certain conditions, payable in equal installments during the 12 month period following the date of termination, a lump sum payment equal to a pro-rated portion of his annual bonus for the year of termination, based on the performance the Company for that year, and certain post-employment health insurance assistance payments. Mr. Salmirs also may terminate his employment under the executive employment agreement by giving the Company 60 days’ notice. If Mr. Salmirs voluntarily terminates his employment, he will be entitled to receive unpaid salary to the date of termination and certain post-employment health insurance assistance payments. If Mr. Salmirs’ employment is terminated by the Company for Just Cause, Mr. Salmirs will only receive unpaid salary through the date of termination. The terms of the executive employment agreement provide that upon the termination of Mr. Salmirs’ employment for any reason, he will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment.

On January 12, 2015, the Company also entered into a severance agreement with Mr. Salmirs to provide Mr. Salmirs with compensation should his employment with the Company be terminated under certain defined circumstances following a “Change in Control,” as defined in the severance agreement. In the event of a Change in Control, Mr. Salmirs will be entitled to the enhanced benefits set forth in the severance agreement instead of those otherwise described above in the event of a termination by the Company without “Just Cause.” Mr. Salmirs’ severance agreement will become effective March 31, 2015.

The severance agreement is considered to be a double trigger arrangement where the payment of severance compensation is predicated upon the occurrence of two triggering events:

•	the occurrence of a Change in Control; and

•	the involuntary termination of Mr. Salmirs (other than for “Cause,” as defined in the severance agreement) or Mr. Salmirs’ termination of employment with the Company for “Good Reason,” as defined in the severance agreement.

If a Change in Control occurs during the term of the severance agreement, the severance agreement provides for a two-year period during which Mr. Salmirs will receive the stated benefits upon an involuntary termination (other than for Cause) or resignation for Good Reason. Mr. Salmirs’ severance benefits consist of:

•	a lump sum payment in an amount equal to two and a half times the sum of base salary (at the rate in effect for the year in which the termination date occurs) plus target bonus;

•	the continuation of certain welfare benefits, or reasonably equivalent benefits, for 18 months following the date of termination;

•	a lump sum cash payment equal to the sum of any unpaid cash incentive compensation that was earned, accrued, allocated or awarded to Mr. Salmirs for a performance period ending prior to the termination date plus a pro rata portion based on target for any subsequent performance period ending after the termination date.

Payments and benefits under the severance agreement (as well as under all other agreements or plans covering Mr. Salmirs) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by Mr. Salmirs (the “modified cap”) with one exception. That exception is that the reduction may be made to the extent that Mr. Salmirs would be entitled to receive, on a net-after tax basis, at least 90 percent of the severance payment he would otherwise be entitled to under the severance agreement.

The severance agreement expires on October 31, 2017; provided, however, that if a Change in Control occurs during the term of the severance agreement, the severance agreement term will expire on the last day of the severance period and, if prior to a Change in Control, Mr. Salmirs ceases to be a full-time employee of the Company, the severance agreement will immediately terminate. In addition, the Company agrees to pay attorneys’ fees and expenses incurred by Mr. Salmirs in enforcing his rights under the severance agreement.

The foregoing description of Mr. Salmirs’ executive employment agreement and severance agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the executive employment agreement and severance agreement, copies of which are filed as Exhibits 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference.

Election As Director

On January 12, 2015, the Board voted to increase the size of the Board from nine to ten and elected Mr. Salmirs as a director. Mr. Salmirs has been named to the class of directors with terms expiring in 2015. Mr. Salmirs will not serve on any committees of the Board and will not receive any compensation for his service on the Board.

The press release issued by the Company on January 12, 2015 announcing Mr. Slipsager’s departure and Mr. Salmirs’ appointment is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Compensatory Arrangements of Certain Named Executive Officers

Amended Employment Agreements

On January 13, 2015, the Company entered into amended and restated executive employment agreements with each of James P. McClure, Executive Vice President, and Tracy K. Price, Executive Vice President. The amended employment Agreements amend, extend and restate the prior employment agreements of Mr. McClure and Mr. Price that were entered into in October 2014 (and were scheduled to expire in October 2016) to provide for an expiration date of October 31, 2017, eliminate the automatic annual renewal of a one-year term for the amended employment agreements, provide a benefit in the case of qualified expiration of term similar to the benefit provided to Mr. Salmirs and provide certain post-employment health insurance assistance payments.

A copy of the form of the amended employment agreement is filed herewith as Exhibit 10.4 to this current report and incorporated herein by reference.

Retention Awards

In addition, on January 13, 2015, the Compensation Committee of the Company approved one-time retention awards consisting of performance share units for Mr. McClure and Mr. Price. Each award is valued at $1.8 million and has a grant date of January 15, 2015. The performance share units granted to Messrs. McClure and Price will vest on October 31, 2017 and do not contain accelerated vesting in the event of retirement prior to the vesting date. The Company must achieve income from continuing operations before taxes of at least $100 million, as set forth in the Company’s annual report on Form 10-K for any one of the fiscal years 2015, 2016 or 2017 for the performance share units to vest. In the event of death or disability, unvested performance share units may vest prior to October 31, 2017, subject to continued employment through such date, in an amount equal to the number of performance share units originally subject to the award multiplied by the number of whole months between the date of grant and the date of disability or death divided by the number of whole months between the date of grant and October 31, 2017.

The above summary relating to the grant of performance share units is qualified in its entirety by the terms and conditions set forth in the form of performance share agreement, a copy of which is attached as Exhibit 10.5. The statement of terms and conditions applicable to options, restricted stock, and restricted stock units, and performance shares granted to employees pursuant to the 2006 equity incentive plan, as amended and restated December 9, 2013, has been previously filed with the SEC as Exhibit 10.16 to the Company’s annual report on Form 10-K filed on December 18, 2013 (File No. 001-08929), which such statement of terms and conditions are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Letter Agreement, dated as of January 12, 2015, by and between ABM Industries Incorporated and Henrik C. Slipsager.

10.2	Executive Employment Agreement, dated as of January 12, 2015, by and between ABM Industries Incorporated and Scott Salmirs.

10.3	Change in Control Agreement, dated as of January 12, 2015, by and between ABM Industries Incorporated and Scott Salmirs.

10.4	Form of Amended Executive Employment Agreement.

10.5	Form of Performance Share Agreement for Awards to Certain Executive Officers.

99.1	January 12, 2015 press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

By:	/s/ Sarah H. McConnell
Name:	Sarah H. McConnell
Title:	Executive Vice President and General Counsel

Dated:  January 16, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Letter Agreement, dated as of January 12, 2015, by and between ABM Industries Incorporated and Henrik C. Slipsager.

10.2	Executive Employment Agreement, dated as of January 12, 2015, by and between ABM Industries Incorporated and Scott Salmirs.

10.3	Change in Control Agreement, dated as of January 12, 2015, by and between ABM Industries Incorporated and Scott Salmirs.

10.4	Form of Amended Executive Employment Agreement.

10.5	Form of Performance Share Agreement for Awards to Certain Executive Officers.

99.1	January 12, 2015 press release.